                                   Exhibit 23


                         Consent of Independent Auditors

                                   Exhibit 23

                         Consent of Independent Auditors


We consent to the incorporation by reference in the following Registration Statements and related prospectuses of State Auto Financial Corporation of our report dated February 21, 2003, with respect to the consolidated financial statements and schedules of State Auto Financial Corporation and subsidiaries included in this Annual Report (Form 10-K) for the year ended December 31, 2002.

             Registration
  Form         Number(s)                          Description
----------------------------------------------------------------------------------------
S-8           33-44667     1991 Stock Option Plan
              33-89400
S-8           33-44666     1991 Directors' Stock Option Plan
S-8           33-41423     1991 Employee Stock Purchase and Dividend Reinvestment Plan
              333-05755
S-8           333-56336    State Auto Insurance Companies Capital Accumulation Plan
S-8           333-43882    2000 Directors' Stock Option Plan
S-8           333-43880    2000 Stock Option Plan
S-3           333-41849    Monthly Stock Purchase Plan for Independent Agents
S-3           333-90529    1998 State Auto Agents' Stock Option Plan



Columbus, Ohio               /s/ Ernst & Young, LLP
March 25, 2003

                         Report of Independent Auditors


The Board of Directors and Stockholders
State Auto Financial Corporation

We have audited the accompanying consolidated balance sheets of State Auto Financial Corporation and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 2002. Our audits also included the financial statement schedules listed in the Index at Item 15(a)(2). These financial statements and schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of State Auto Financial Corporation and subsidiaries at December 31, 2002 and 2001, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2002, in conformity with accounting principles generally accepted in the United States. Also, in our opinion, the related financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.





Columbus, Ohio               /s/ Ernst & Young, LLP
February 21, 2003